UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a party other than the Registrant [X]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to §240.14a-12

QUANTERIX CORPORATION

(Name of Registrant as Specified In Its Charter)

KENT LAKE PARTNERS LP

KENT LAKE PR LLC

BENJAMIN NATTER

ALEXANDER G. DICKINSON

BRUCE FELT

HAKAN SAKUL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[_]	Fee paid previously with preliminary materials.
[_]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Kent Lake Partners LP (“Kent Lake Partners”) has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with its opposition to proposals to be presented at a special meeting of stockholders (the “Special Meeting”) of Quanterix Corporation, a Delaware corporation (the “Company”), in connection with the Company’s agreement and plan of merger (the “Merger”) with Akoya Biosciences, Inc. Kent Lake Partners, together with the other Participants (as defined below), also intends to file a preliminary proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit votes for, among other matters, the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of the Company (the “Annual Meeting”).

On April 22, 2025, Kent Lake Partners issued additional slides to its Investor Presentation that was filed with the SEC on April 21, 2025, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Certain Information Concerning the Participants

Kent Lake Partners LP (“Kent Lake Partners”) has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with its opposition to proposals to be presented at a special meeting of stockholders (the “Special Meeting”) of Quanterix Corporation, a Delaware corporation (the “Company”), in connection with the Company’s agreement and plan of merger (the “Merger”) with Akoya Biosciences, Inc. Kent Lake Partners, together with the other Participants (as defined below), also intends to file a preliminary proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit votes for, among other matters, the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of the Company (the “Annual Meeting”).

KENT LAKE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING ITS GOLD PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation against the Merger in connection with the Special Meeting are anticipated to be Kent Lake Partners, Kent Lake PR LLC (“Kent Lake PR”) and Benjamin Natter (collectively, the “Kent Lake Parties”). The participants in the proxy solicitation in connection with the Annual Meeting are anticipated to be the Kent Lake Parties and Alexander G. Dickinson, Bruce Felt and Hakan Sakul (the “Kent Lake Nominees” and collectively with the Kent Lake Parties, the “Participants”).

As of the date hereof, Kent Lake Partners directly beneficially owned 3,001,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Kent Lake PR, as the investment adviser and as the general partner to Kent Lake Partners, may be deemed to beneficially own the 3,001,000 shares of Common Stock beneficially owned by Kent Lake Partners. Mr. Natter, as the Managing Member of Kent Lake PR, may be deemed to beneficially own the 3,001,000 shares of Common Stock beneficially owned by Kent Lake Partners. None of the Kent Lake Nominees beneficially own any shares of Common Stock. All of the foregoing information is as of the date hereof unless otherwise disclosed.